CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for Stein Roe Municipal Money Market Fund, Stein Roe Intermediate Municipals Fund, Stein Roe Managed Municipals Fund, and Stein Roe High-Yield Municipals Fund, Class S (four of the series comprising Liberty-Stein Roe Funds Municipal Trust, formerly, Stein Roe Municipal Trust) in the Stein Roe Tax-Exempt Bond Funds Prospectus, Liberty High Income Municipals Fund Class A Prospectus, Stein Roe Intermediate Municipals Class A Prospectus, and "Independent Auditors" and "Financial Statements" in each Statement of Additional Information of the Liberty-Stein Roe Funds Municipal Trust and to the incorporation by reference in Post-Effective Amendment Number 32 to the Registration Statement (Form N-1A, No. 2-99356) of our reports dated August 18, 2000 on the financial statements and financial highlights of Stein Roe Municipal Money Market Fund, Stein Roe Intermediate Municipals Fund, Stein Roe Managed Municipals Fund, and Stein Roe High-Yield Municipals Fund (four of the series comprising Liberty-Stein Roe Funds Municipal Trust) and SR&F Municipal Money Market Portfolio and SR&F High-Yield Municipals Portfolio (two of the series comprising SR&F Base Trust) included in the Stein Roe Mutual Funds Annual Report dated June 30, 2000.



                                                        ERNST & YOUNG LLP


Boston, Massachusetts
October 24, 2000